SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) March 29, 1995

                    INTERDIGITAL COMMUNICATIONS CORPORATION

                 (Exact name of issuer as specified in charter)

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

               PENNSYLVANIA                        1-11152                    23-1882087
        (State or Other Jurisdiction            Commission                (I.R.S. Employer
              of Incorporation or               file number                Identification
                 Organization)                                                Number)
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                     Suite 105, 2200 Renaissance Boulevard,
                    King of Prussia, Pennsylvania 19406-2755
                    (Address of principal executive offices)

                                 (610) 278-7800
              (Registrant's telephone number, including area code)

                               Page 1 of 3 pages

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Item 5.           Other Events.

In October 1993, Motorola, Inc. filed an action against
InterDigital Technology Corporation ("ITC"), an indirect 94% owned subsidiary of InterDigital Communications Corporation (the "Company"), seeking the court's declaration that Motorola's products do not infringe certain
ITC patents and that these patents are invalid and unenforceable. ITC filed counterclaims seeking a jury's determination that in making, selling, or using and/or in participating in the making, selling or using of digital wireless telephone systems and/or related mobile stations, Motorola has infringed, contributed to the infringement of and/or induced the infringement of certain patents from ITC's patent portfolio. ITC also sought preliminary and permanent injunctions against Motorola from further infringement and sought damages, royalties, costs and attorneys' fees. A trial was held in United States
District Court for the District of Delaware (Civil Action No. 94-73 (D. Del)) on the issue of validity and infringement of 24 patent claims involving four ITC patents, U.S. Patent Nos. 4,675,863, 4,817,089, 5,119,375 and 4,912,705. By
stipulation of the parties, the case was limited to certain TDMA products made, used and/or sold by Motorola.

On March 29, 1995, the trial ended with the jury's verdict that ITC's patent claims at issue in the case are not infringed by Motorola and are not valid. The Company intends to appeal the jury verdict to the U.S. Court of Appeals of the Federal Circuit and believes that there are substantial grounds for reversal of the jury's verdict.

While the adverse verdict in the case should not affect the Company's current alliance with Siemens A.G., its ongoing B-CDMA development efforts, its ability to market and sell the UltraPhone(R) system worldwide or the obligation of licensors to pay non-refundable advances or paid-up license fees under ITC's existing patent license agreements, the Company believes that if the verdict is not reversed through the appeals process, the verdict may adversely affect the Company's efforts to generate further revenue and cash flow from ITC's patent portfolio and may impair generally the Company's ability to raise additional funds for general corporate purposes. The outcome of the jury trial may also temporarily or permanently adversely affect ITC's pending U.S. litigation against Ericsson and its ability to realize running royalties under certain of its license agreements.

The case did not address the validity or infringement of other patent claims in the four patents at issue in the jury trial or any patent claims in any of ITC's 51 other U.S. patents relating to Time Division Multiple Access ("TDMA") and Broadband-Code Division Multiple Access ("B-CDMA") technologies, none of which were the subject of the case. The validity and infringement of ITC's patents in 33 foreign countries, mostly relating to TDMA, were likewise not addressed in the case.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERDIGITAL COMMUNICATIONS CORPORATION

Date:  March 31, 1995                    By:  /s/  William A. Doyle
                                              ---------------------
                                              William A. Doyle
                                              President

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